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                                                        Exhibit 23


Coopers                                 COOPERS & LYBRAND L.L.P.
&Lybrand
                                        a professional services firm



                      Consent of Independent Accountants
                      ----------------------------------

We consent to the incorporation by reference in this registration statement on Form 8-K of National City Corporation filed with the Securities and Exchange Commission pursuant to the Securities Act of 1934, relative to the merger of Integra Financial Corporation with and into National City Corporation of our report dated January 17, 1996, on our audit of the consolidated financial statements of Integra Financial Corporation as of December 31, 1995 and 1994, and for the three years in the period ended December 31, 1995, which was incorporated by reference in the annual report on Form 10-K of Integra Financial Corporation.


Pittsburgh, Pennsylvania
May 10, 1996                                    Coopers & Lybrand L.L.P.